NEWS RELEASE

Enbridge Reports Strong First Quarter Results, Reaffirms 2026 Financial Guidance, and Grows Secured Backlog to $40 Billion

CALGARY, AB, May 8, 2026 /CNW/ - Enbridge Inc. (Enbridge or the Company) (TSX:ENB) (NYSE:ENB) today reported first quarter 2026 financial results, reaffirmed its 2026 financial guidance and provided a quarterly business update.

Highlights

(All financial figures are unaudited and in Canadian dollars unless otherwise noted. * identifies non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.)

•
First quarter GAAP earnings attributable to common shareholders of $1.7 billion or $0.77 per common share, compared with GAAP earnings attributable to common shareholders of $2.3 billion or $1.04 per common share in 2025
•
Adjusted earnings* of $2.1 billion or $0.98 per common share*, compared with $2.2 billion or $1.03 per common share in 2025
•
Adjusted earnings before interest, income taxes and depreciation and amortization (EBITDA)* of $5.8 billion, in-line with 2025
•
Cash provided by operating activities of $2.3 billion, compared with $3.1 billion in 2025
•
Distributable cash flow (DCF)* of $3.9 billion, compared with $3.8 billion in 2025
•
Reaffirmed 2026 full year financial guidance and multi-year financial outlook
•
Sanctioned US$0.7 billion Cone project, a 300 MW onshore wind facility in Texas supporting Meta Platforms, Inc. (Meta)'s data center operations under a long-term power purchase agreement
•
Sanctioned US$0.4 billion Tres Palacios expansion, adding 25 Bcf of incremental natural gas storage capacity to serve rising export demand in the U.S. Gulf Coast
•
Sanctioned US$0.1 billion expansion of the Vector Pipeline, adding 400 MMcf/d of westbound capacity to the system under long-term contracts
•
Announced an 8 Bcf expansion of unregulated natural gas storage at the Dawn Hub in Ontario
•
Announced binding open seasons on the Flanagan South Pipeline (FSP) and Southern Access Extension Pipeline (SAX), supporting Mainline Optimization Phase 2
•
Completed successful open season on the Spearhead Pipeline, substantially extending commitments beyond 2030

CEO COMMENT

Greg Ebel, President and CEO commented the following:

"The past several months have presented some of the most volatile and complex conditions the global energy sector has faced in decades. Commodity price fluctuations, rapidly shifting geopolitical dynamics, and unprecedented supply disruptions have significantly impacted the energy landscape. Throughout this period, Enbridge—alongside the North American energy industry—has continued to deliver critical energy to homes and businesses around the world.

"I am proud of the consistency of our performance this quarter, which once again reflects the strength of our diversified, low‑risk business model. Mainline volumes averaged 3.2 million barrels per day and the system has been apportioned all year, highlighting sustained supply and demand from our upstream and downstream partners. In April, we amended presidential permits for a series of pipelines, providing additional operational flexibility and supporting future expansions. We also launched open seasons on the Flanagan South and Southern Access pipelines to support Mainline Optimization Phase 2, advancing an additional 250 kbpd of egress capacity from Canada.

"Across our Gas Transmission business, we are advancing high‑quality growth projects, including a 25 Bcf expansion to the Tres Palacios storage facility to offer supply optionality to customers and serve demand needs from the significant growth in LNG and power generation facilities entering service across the Gulf. In the Midwest, we sanctioned an expansion to the Vector Pipeline, adding 400 MMcf/d of westbound capacity to meet growing utility demand. Lastly, in British Columbia we received federal approval for the $4 billion T‑South Sunrise Expansion, and the liquefaction module was delivered to the Woodfibre LNG site, marking an important milestone for the facility.

"Our Gas Distribution and Storage business continues to be a steady area of growth, driven by our U.S. utilities with an expected 8%+ rate base compound annual growth rate through the decade. New rates are in effect for Enbridge Gas Utah and North Carolina, and a new rate case in Ohio is in progress. In Ontario, we are adding 8 Bcf of unregulated natural gas storage at the Dawn Hub to strengthen system flexibility in the region and serve rising power generation demand needs.

"Lastly, in our Power segment we sanctioned the 300 MW Cone onshore wind project in Texas supporting Meta. This brings our partnership with Meta to over 1 GW of combined power generation, and we see meaningful opportunities to further deepen this relationship over time.

"North America’s role in the global energy system has become increasingly critical. Recent geopolitical developments, including the conflict involving Iran, have reinforced the importance of energy security, positioning both Canada and the United States to increasingly supply reliable energy to global markets. We believe Enbridge can play a major role in the global energy markets with a broad and growing set of opportunities driven by increasing domestic power demand, new LNG infrastructure, and rising crude oil production across our footprint. Today, our secured capital backlog is $40 billion, and we are actively advancing approximately $50 billion of unsanctioned opportunities aligned with the structural shifts we are seeing across the energy landscape.

"Looking ahead, we remain committed to working collaboratively with policymakers and regulators to advance essential energy infrastructure across North America under our all-of-the-above approach to energy investment. This is a pivotal moment for our industry, and Enbridge is exceptionally well positioned to deploy its $10 to $11 billion annual investment capacity to generate durable, long‑term value for shareholders while delivering safe and reliable service to our customers and communities. We're on track to meet our financial guidance once again this year, and maintained our dividend aristocrat status with another year of dividend increases, further reinforcing our status as a first-choice investment opportunity."

FINANCIAL RESULTS SUMMARY

Financial results for the three months ended March 31, 2026 and 2025 are summarized in the table below:

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars, except per share amounts; number of shares in millions)
GAAP Earnings attributable to common shareholders	1,671	2,261
GAAP Earnings per common share	0.77	1.04
Cash provided by operating activities	2,342	3,053
Adjusted EBITDA[1]	5,810	5,828
Adjusted Earnings[1]	2,130	2,242
Adjusted Earnings per common share[1]	0.98	1.03
Distributable Cash Flow[1]	3,851	3,777
Weighted average common shares outstanding	2,182	2,179

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

GAAP earnings attributable to common shareholders for the first quarter of 2026 decreased by $0.6 billion, or $0.27 per share, compared with the same period in 2025. This decrease was primarily due to non-cash, unrealized changes in the value of derivative financial instruments used to manage foreign exchange, interest rate and commodity price risks. In addition, operating performance discussed below contributed to the lower earnings.

The period-over-period comparability of GAAP earnings attributable to common shareholders is impacted by certain unusual, infrequent or other non-operating factors which are noted in the reconciliation schedule included in Appendix A of this news release. Refer to the Company's Management's Discussion & Analysis for Q1 2026 filed in conjunction with the quarter-end financial statements for a detailed discussion of GAAP financial results.

Adjusted EBITDA in the first quarter of 2026 decreased by $18 million compared with the same period in 2025. This was due primarily to the absence in 2026 of equity earnings related to investment tax credits from our investment in Fox Squirrel Solar in Renewable Power, as well as the absence in 2026 of the litigation settlement in Liquids Pipelines. This was partially offset by higher contributions from our Gas Distribution and Storage segment due to higher rates from escalators at Enbridge Gas Ontario and higher rates at Enbridge Gas Utah and Enbridge Gas North Carolina as a result of recent rate case settlements, as well as higher contributions from our U.S. Gas Transmission assets primarily due to favorable contracting.

Adjusted earnings in the first quarter of 2026 decreased by $112 million, or $0.05 per share, compared with the same period in 2025, due to EBITDA factors discussed above and higher depreciation due to assets placed into service and higher income tax due to the absence of investment tax credits in 2026.

DCF for the first quarter of 2026 increased $74 million compared with the same period in 2025, due primarily to higher cash distributions in excess of equity earnings due to the absence of the litigation settlement earnings in Liquids Pipelines and lower current taxes driven by higher U.S. tax depreciation. This was partially offset by lower other receipts of cash not recognized in revenue from higher recognition of earnings on certain make-up rights and the EBITDA factors discussed above.

Detailed financial information and analysis can be found below under First Quarter 2026 Financial Results.

FINANCIAL OUTLOOK

The Company reaffirms its 2026 financial guidance for adjusted EBITDA between $20.2 billion and $20.8 billion and DCF per share between $5.70 and $6.10.

The Company also reaffirms its post-2026 adjusted EBITDA, DCF per share, and EPS near-term average compound annual growth rate of approximately 5%.

FINANCING UPDATE

In February 2026, Enbridge Inc. issued $2 billion of medium-term notes consisting of $850 million of 5-year notes, $850 million of 10-year notes, and $300 million of 30-year notes.

In March 2026, Enbridge Inc. issued US$2 billion of medium term notes consisting of US$1 billion of 5-year notes and US$1 billion of 10-year notes.

Proceeds from these offerings were used to pay down existing indebtedness, finance capital expenditures, and for general corporate purposes.

The Company's rolling 12-month Debt-to-EBITDA metric at the end of the first quarter of 2026 was 5.0x, in-line with our Debt-to-EBITDA target range of 4.5-5.0x.

SECURED GROWTH PROJECT EXECUTION UPDATE

Enbridge added approximately $2 billion of projects to its secured growth backlog this quarter, comprised of the Cone onshore wind project, the Tres Palacios storage expansion, the Vector Pipeline westbound expansion, and the Dawn Hub storage expansion. In addition, the Enbridge Ingleside Energy Center Phase VII storage expansion and Gray Oak pipeline expansion entered service.

The secured growth backlog now sits at approximately $40 billion. Financing of the secured growth program is expected to be provided through the Company's anticipated $10 to $11 billion of annual growth capital investment capacity.

FIRST QUARTER BUSINESS UPDATES

Liquids Pipelines: Open Season Updates

Supporting Mainline Optimization Phase 2, Enbridge has announced binding open seasons for long-term contracted service on FSP and SAX, intended to offer incremental Western Canada Sedimentary Basin egress. The contracted capacity will be available under an International Joint Tariff, with receipts in Western Canada and delivery points to the U.S. Gulf Coast.

The FSP open season is for 200 kbpd and utilizes the Seaway Crude Pipeline for delivery to the Seaway Jones Creek Terminal in Brazoria County, TX. The SAX open season is for 50 kbpd and utilizes the Energy Transfer Crude Oil Pipeline for delivery to Nederland, TX.

In a separate open season, Enbridge extended the majority of existing contracts on the Spearhead Pipeline into the 2030's.

Gas Transmission: Tres Palacios Natural Gas Storage Expansion

Enbridge has sanctioned a 25 Bcf brownfield expansion to the Tres Palacios Gas Storage facility, enhancing deliverability and energy security in the rapidly growing U.S. Gulf Coast gas market. The US$0.4B development involves the addition of three new caverns and ancillary support infrastructure, supporting Enbridge's integrated storage platform in the region along with the previously sanctioned expansions at both Egan and Moss Bluff. New capacity is expected to enter service ratably from 2028 to 2030.

Gas Transmission: Vector Pipeline

Enbridge has sanctioned a 400 MMcf/d westbound expansion of its 60% owned Vector Pipeline, bringing total system capacity to 1.6 Bcf/d. The project is underpinned by 20-year firm transportation agreements with investment grade utilities for 100% of incremental capacity. Enbridge's share of the capital expenditures is expected to be US$0.1 billion and the project is expected to enter service in late 2028.

In April, Vector Pipeline completed a successful non-binding open season for an additional 300-500 MMcf/d of incremental capacity, supporting future potential expansions. The open season saw strong commercial support with customer interest in excess of offered capacity.

Gas Transmission: East Tennessee Natural Gas Rate Settlement

In April, Enbridge reached a settlement in principle with all parties of the East Tennessee Natural Gas Pipeline (ETNG) rate case originally filed in 2025. A settlement agreement is expected to be filed with the Federal Energy Regulatory Commission (FERC) during the second quarter of 2026 and will be subject to FERC approval.

Gas Distribution and Storage: Canadian Natural Gas Storage Program

Enbridge has sanctioned an 8 Bcf expansion of its of unregulated natural gas storage at the Dawn Hub in Ontario. The project utilizes a depleted brine reservoir and strengthens a critical energy platform for Ontario and surrounding regions. The project is expected to enter service in 2029.

Renewable Power: Cone

Enbridge has sanctioned Cone, a 300 MW onshore wind project in the Southwest Power Pool market near Lubbock, Texas. Cone will support Meta's data center commitments under a long-term power purchase agreement for 100% of power generated. Tariff exposure has been substantially derisked via protection mechanisms embedded in agreements across the value chain and the project will qualify for U.S. tax credits. Enbridge expects to invest approximately US$0.7 billion in the project, with an in-service date in 2027.

FIRST QUARTER 2026 FINANCIAL RESULTS

GAAP Segment EBITDA and Cash Flow from Operations

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	1,957	2,593
Gas Transmission	1,570	1,473
Gas Distribution and Storage	1,709	1,600
Renewable Power Generation	188	223
Eliminations and Other	(404)	40
EBITDA[1]	5,020	5,929

Earnings attributable to common shareholders	1,671	2,261

Cash provided by operating activities	2,342	3,053

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

For purposes of evaluating performance, the Company makes adjustments to GAAP reported earnings, segment EBITDA and cash flow provided by operating activities for unusual, infrequent or other non-operating factors, which allow management and investors to more accurately compare the Company’s performance across periods, normalizing for factors that are not indicative of underlying business performance. Tables incorporating these adjustments follow below. Schedules reconciling EBITDA, adjusted EBITDA, adjusted EBITDA by segment, adjusted earnings, adjusted earnings per share and DCF to their closest GAAP equivalent are provided in the Appendices to this news release.

Adjusted EBITDA By Segment

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	2,303	2,621
Gas Transmission	1,518	1,439
Gas Distribution and Storage	1,709	1,600
Renewable Power Generation	202	241
Eliminations and Other	78	(73)
Adjusted EBITDA[1]	5,810	5,828

Adjusted Earnings[1]	2,130	2,242

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA generated from U.S. dollar denominated businesses was translated to Canadian dollars at a lower average exchange rate (C$1.37/US$) in the first quarter of 2026 when compared with the same quarter in 2025 (C$1.44/US$). A significant portion of U.S. dollar earnings are hedged under the Company's enterprise-wide financial risk management program. Realized hedge settlements were at a higher rate in 2026 than 2025, which benefits the Eliminations and Other segment.

Liquids Pipelines

	Three months ended March 31,
	2026[1]	2025[1]
(unaudited; millions of Canadian dollars)
Mainline & Market Access Systems[2]	1,449	1,669
Regional Oil Sands & Express-Platte Systems	390	349
Gulf Coast & Other Systems[3]	464	603
Adjusted EBITDA[4]	2,303	2,621

1
Effective January 1, 2026, to better align with our operational structure, Enbridge has reorganized the reporting sub-segments of Liquids Pipelines. Prior year comparatives have also been restated to reflect the reporting change.
2
Consists of Mainline System, Flanagan South Pipeline, Spearhead Pipeline, and Seaway Pipeline.
3
Consists of Gray Oak Pipeline, Cactus II Pipeline, Enbridge Ingleside Energy Center, Southern Lights, Bakken System, and others.
4
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Liquids Pipelines adjusted EBITDA decreased $318 million compared with the first quarter of 2025, primarily related to:

•
lower Mainline and Market Access System contributions as a result of higher earnings sharing, lower Mainline tolls on Line 9 deliveries, and lower contributions from FSP;
•
the absence in 2026 of equity earnings attributable to a litigation settlement within the Gulf Coast & Other segment in 2025; and
•
the unfavorable effect of translating U.S. dollar earnings at a lower average exchange rate in 2026, compared to the same period in 2025.

Gas Transmission

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
U.S. Gas Transmission	1,176	1,171
Canadian Gas Transmission	222	167
Other[1]	120	101
Adjusted EBITDA[2]	1,518	1,439

1
Other consists of Tomorrow RNG, Gulf Offshore assets, our investment in DCP Midstream, and others.
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Gas Transmission adjusted EBITDA increased $79 million compared with the first quarter of 2025, primarily related to:

•
favorable contracting on our U.S. Gas Transmission assets; and
•
higher revenues at Aitken Creek and BC Pipeline due to higher seasonal spreads and tolls, respectively; partially offset by
•
the unfavorable effect of translating U.S. dollar earnings at a lower average exchange rate in 2026, compared to the same period in 2025.

Gas Distribution and Storage

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Enbridge Gas Ontario[1]	951	869
U.S. Gas Utilities[1]	733	715
Other	25	16
Adjusted EBITDA[2]	1,709	1,600

1
Enbridge Gas Inc. doing business as Enbridge Gas Ontario. U.S. Gas Utilities consist of The East Ohio Gas Company (doing business as Enbridge Gas Ohio), Questar Gas Company (doing business as Enbridge Gas Utah) and Public Service Company of North Carolina Incorporated (doing business as Enbridge Gas North Carolina).
2
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Adjusted EBITDA for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina typically follows a seasonal profile. EBITDA is generally highest in the first and fourth quarters of the year. Seasonal profiles for Enbridge Gas Ontario, Enbridge Gas Utah and Enbridge Gas North Carolina reflect greater volumetric demand during the heating season and the magnitude of the seasonal adjusted EBITDA fluctuations will vary from year-to-year in Ontario reflecting the impact of colder or warmer than normal weather on distribution volumes. Enbridge Gas Ohio's earnings are largely decoupled from volumes and less impacted by weather fluctuations. Enbridge Gas Utah and Enbridge Gas North Carolina have revenue decoupling mechanisms that are not impacted by weather or gas volume variability, but revenues are shaped to align with the seasonal usage profile.

Gas Distribution and Storage adjusted EBITDA increased $109 million compared with the first quarter of 2025 primarily related to:

•
higher distribution margin from rate escalators at Enbridge Gas Ontario;
•
higher Ontario unregulated natural gas storage revenues due to optimization and pricing; and
•
higher base rates for Enbridge Gas Utah and Enbridge Gas North Carolina as a result of recent rate case settlements; partially offset by
•
the unfavorable effect of translating U.S. dollar earnings at a lower average exchange rate in 2026, compared to the same period in 2025.

When compared with the normal forecast embedded in rates, the positive impact of weather to adjusted EBITDA for Enbridge Gas Ontario was approximately $20 million in the first quarter of 2026, net of sharing, compared to a positive impact of approximately $11 million in the same period of 2025.

Renewable Power Generation

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA[1]	202	241

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Renewable Power Generation adjusted EBITDA decreased $39 million compared with the first quarter of 2025 primarily related to:

•
the absence in 2026 of equity earnings related to the sale of Fox Squirrel Solar investment tax credits in 2025; partially offset by
•
higher contributions from European offshore wind facilities due to stronger wind resources.

Eliminations and Other

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Operating and administrative recoveries	83	131
Realized foreign exchange hedge settlement (loss)/gain	(5)	(204)
Adjusted EBITDA[1]	78	(73)

1
Non-GAAP financial measure. Please refer to Non-GAAP Reconciliations Appendices.

Operating and administrative recoveries captured in this segment reflect the cost of centrally delivered services (including depreciation of corporate assets) inclusive of amounts recovered from business units for the provision of those services. U.S. dollar denominated earnings within operating segment results are translated at average foreign exchange rates during the quarter, and the impact of settlements made under the Company's enterprise foreign exchange hedging program are captured in this corporate segment.

Eliminations and Other adjusted EBITDA increased $151 million compared with the first quarter of 2025 primarily due to:

•
Lower realized foreign exchange losses on hedge settlements in 2026.

Distributable Cash Flow

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars; number of shares in millions)
Liquids Pipelines	2,303	2,621
Gas Transmission	1,518	1,439
Gas Distribution and Storage	1,709	1,600
Renewable Power Generation	202	241
Eliminations and Other	78	(73)
Adjusted EBITDA[1,3]	5,810	5,828
Maintenance capital	(218)	(229)
Interest expense[1]	(1,247)	(1,247)
Current income tax[1]	(349)	(390)
Distributions to noncontrolling interests and redeemable noncontrolling interest[1]	(99)	(100)
Cash distributions in excess of equity earnings[1]	112	7
Preference share dividends	(107)	(102)
Other receipts of cash not recognized in revenue[2]	(58)	10
Other non-cash adjustments[1]	7	—
DCF[3]	3,851	3,777
Weighted average common shares outstanding	2,182	2,179

1
Presented net of adjusting items.
2
Consists of cash received, net of revenue recognized, for contracts under make-up rights and similar deferred revenue arrangements.
3
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.

First quarter 2026 DCF increased $74 million compared with the same period of 2025 due to:

•
higher equity distributions in excess of equity earnings due to the absence of litigation settlement earnings in Liquids Pipelines; and
•
lower current taxes due to higher U.S. tax depreciation; partially offset by
•
higher non-cash revenues related to the recognition of earnings from make-up rights.

Adjusted Earnings

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
Adjusted EBITDA[1,2]	5,810	5,828
Depreciation and amortization	(1,485)	(1,459)
Interest expense[2]	(1,253)	(1,261)
Income taxes[2]	(751)	(709)
Noncontrolling interests and redeemable noncontrolling interest[2]	(84)	(54)
Preference share dividends	(107)	(103)
Adjusted earnings[1]	2,130	2,242
Adjusted earnings per common share[1]	0.98	1.03

1
Non-GAAP financial measures. Please refer to Non-GAAP Reconciliations Appendices.
2
Presented net of adjusting items.

Adjusted earnings decreased $112 million and adjusted earnings per share decreased by $0.05 when compared with the first quarter in 2025, due to operational factors discussed above contributing to lower adjusted EBITDA, in addition to:

•
higher depreciation from assets placed into service since the first quarter of 2025; and
•
higher income tax due to the absence of investment tax credit impacts in 2026.

CONFERENCE CALL

Enbridge will host a conference call and webcast on May 8, 2026 at 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) to provide a business update and review 2026 first quarter results. Analysts, members of the media and other interested parties can access the call toll free at 1-800-606-3040. The call will be webcast live at https://events.q4inc.com/attendee/351001154. It is recommended that participants dial in or join the webcast fifteen minutes prior to the scheduled start time. A webcast replay will be available soon after the conclusion of the event and a transcript will be posted to the website. The replay will be available for seven days after the call toll-free 1-(800)-606-3040 (conference ID: 9581867).

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Enbridge’s media and investor relations teams will be available after the call for any additional questions.

DIVIDEND DECLARATION

On May 5, 2026, our Board of Directors declared the following quarterly dividends. All dividends are payable on June 1, 2026 to shareholders of record on May 15, 2026.

Dividend per share
Common Shares	$0.9700
Preference Shares, Series A	$0.34375
Preference Shares, Series B	$0.32513
Preference Shares, Series D	$0.33825
Preference Shares, Series F	$0.34613
Preference Shares, Series G1	$0.29616
Preference Shares, Series H	$0.38200
Preference Shares, Series I2	$0.27159
Preference Shares, Series L	US$0.36612
Preference Shares, Series N	$0.41850
Preference Shares, Series P	$0.36988
Preference Shares, Series R	$0.39463
Preference Shares, Series 1	US$0.41898
Preference Shares, Series 3	$0.33050
Preference Shares, Series 4[3]	$0.28797
Preference Shares, Series 5	US$0.41769
Preference Shares, Series 7	$0.37425
Preference Shares, Series 9	$0.35450
Preference Shares, Series 11	$0.34231
Preference Shares, Series 13	$0.33719
Preference Shares, Series 15	$0.35163
Preference Shares, Series 19	$0.38825

1
The quarterly dividend per share paid on Preference Shares, Series G was decreased to $0.29616 from $0.29836 on March 1, 2026 due to reset on a quarterly basis following the date of issuance.
2
The quarterly dividend per share paid on Preference Shares, Series I was decreased to $0.27159 from $0.27432 on March 1, 2026 due to reset on a quarterly basis following the date of issuance.
3
The quarterly dividend per share paid on Preference Shares, Series 4 was decreased to $0.28797 from $0.29034 on March 1, 2026 due to reset on a quarterly basis following the date of issuance.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘believe’’, “estimate’’, ‘‘expect’’, ‘‘forecast’’, ‘‘intend’’, “likely”, ‘‘plan’’, ‘‘project’’, ‘‘target’’, and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including our strategic priorities and enablers; 2026 financial guidance and near term outlook, including projected DCF per share, EPS and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and payout policy; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG) and renewable energy; industry and market conditions; anticipated utilization of our assets; expected EBITDA and adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected DCF and DCF per share; expected future cash flows; expected shareholder returns and asset returns; expected performance of Enbridge’s businesses; financial strength, capacity and flexibility; financing costs and plans; expectations on leverage, including Debt-to EBITDA ratio; expectations on sources of liquidity and sufficiency of financial resources; expected costs, benefits and in-service dates related to announced projects and projects under construction; investable capacity and capital allocation priorities; impact of weather and seasonality; expected future growth, development and expansion opportunities, including with respect to the Tres Palacios Expansion, Vector Pipeline Expansion, Canadian Gas Distribution Storage Program, and Cone project; the characteristics, anticipated benefits, financing and timing of our acquisitions, dispositions and other transactions; government trade policies, as well as possible impacts of potential and announced tariffs, duties, fees, economic sanctions, or other trade measures and the timing thereof; expected future actions and decisions of regulators and courts and the timing and impact thereof; and toll and rate case discussions and proceedings and anticipated outcomes, timelines and impacts therefrom.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG and renewable energy;

energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; exchange rates; inflation; interest rates; tax laws and tax rates;

evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions, or other trade measures; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates and final investment decisions; weather; the timing, terms and closing of announced and potential acquisitions, dispositions and other transactions and projects and the anticipated benefits thereof; governmental legislation; litigation; credit ratings; capital project funding; hedging program; expected EBITDA and adjusted EBITDA; expected earnings/ (loss) and adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows; expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; general economic and competitive condition. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG and renewable energy and the prices of these commodities are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and tariffs impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters and decisions; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions or other trade measures; operational dependence on third parties; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; global geopolitical conflicts and conditions; political decisions; public opinion; dividend policy; changes in tax laws and tax rates; exchange rates; interest rates; inflation; commodity prices; access to and cost of capital; our ability to maintain adequate insurance in the future at commercially reasonable rates and terms; and supply of, demand for, and prices of commodities and other alternative energy, including but not limited to those risks and uncertainties discussed in this news release and in Enbridge’s other filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

ABOUT ENBRIDGE INC.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We're investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We're advancing new technologies including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge's common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

None of the information contained in, or connected to, Enbridge’s website is incorporated in or otherwise forms part of this news release.

FOR FURTHER INFORMATION PLEASE CONTACT:
Enbridge Inc. – Media	Enbridge Inc. – Investment Community
Jesse Semko	Marlon Samuel
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com

NON-GAAP RECONCILIATIONS APPENDICES

This news release contains references to EBITDA, adjusted EBITDA, adjusted earnings, adjusted earnings per common share (EPS) and DCF per share. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes, noncontrolling interests and redeemable noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess performance of the Company.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

This news release also contains references to Debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings to pay debt, as calculated on the basis of generally accepted accounting principles in the United States of America (U.S. GAAP), before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by U.S. GAAP and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers.

The tables below provide a reconciliation of the non-GAAP measures to comparable GAAP measures.

APPENDIX A

NON-GAAP RECONCILIATIONS – ADJUSTED EBITDA AND ADJUSTED EARNINGS

CONSOLIDATED EARNINGS

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Liquids Pipelines	1,957	2,593
Gas Transmission	1,570	1,473
Gas Distribution and Storage	1,709	1,600
Renewable Power Generation	188	223
Eliminations and Other	(404)	40
EBITDA	5,020	5,929
Depreciation and amortization	(1,433)	(1,408)
Interest expense	(1,222)	(1,334)
Income tax expense	(587)	(697)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	—	(126)
Preference share dividends	(107)	(103)
Earnings attributable to common shareholders	1,671	2,261

ADJUSTED EBITDA TO ADJUSTED EARNINGS

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
Liquids Pipelines	2,303	2,621
Gas Transmission	1,518	1,439
Gas Distribution and Storage	1,709	1,600
Renewable Power Generation	202	241
Eliminations and Other	78	(73)
Adjusted EBITDA	5,810	5,828
Depreciation and amortization	(1,485)	(1,459)
Interest expense	(1,253)	(1,261)
Income tax expense	(751)	(709)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	(84)	(54)
Preference share dividends	(107)	(103)
Adjusted earnings	2,130	2,242
Adjusted earnings per common share	0.98	1.03

EBITDA TO ADJUSTED EARNINGS

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars; except per share amounts)
EBITDA	5,020	5,929
Adjusting items:
Change in unrealized derivative fair value (gain)/loss	772	(158)
Gain on sale of assets	—	(114)
Realized hedge loss	—	139
Other	18	32
Total adjusting items	790	(101)
Adjusted EBITDA	5,810	5,828
Depreciation and amortization	(1,433)	(1,408)
Interest expense	(1,222)	(1,334)
Income tax expense	(587)	(697)
Earnings attributable to noncontrolling interests and redeemable noncontrolling interest	—	(126)
Preference share dividends	(107)	(103)
Adjusting items in respect of:
Depreciation and amortization	(52)	(51)
Interest expense	(31)	73
Income tax expense	(164)	(12)
Earnings attributable to noncontrolling interests	(84)	72
Adjusted earnings	2,130	2,242
Adjusted earnings per common share	0.98	1.03

APPENDIX B

NON-GAAP RECONCILIATION – ADJUSTED EBITDA TO SEGMENTED EBITDA

LIQUIDS PIPELINES

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	2,303	2,621
Change in unrealized derivative fair value gain/(loss)	(352)	5
Other	6	(33)
Total adjustments	(346)	(28)
EBITDA	1,957	2,593

GAS TRANSMISSION

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	1,518	1,439
Change in unrealized derivative fair value gain/(loss)	19	(61)
Gain on sale of assets	—	87
Other	33	8
Total adjustments	52	34
EBITDA	1,570	1,473

GAS DISTRIBUTION AND STORAGE

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	1,709	1,600
Total adjustments	—	—
EBITDA	1,709	1,600

RENEWABLE POWER GENERATION

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	202	241
Change in unrealized derivative fair value gain/(loss)	—	105
Realized hedge loss	—	(139)
Gain on sale of assets	—	27
Other	(14)	(11)
Total adjustments	(14)	(18)
EBITDA	188	223

ELIMINATIONS AND OTHER

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Adjusted EBITDA	78	(73)
Change in unrealized derivative fair value gain/(loss) - Foreign exchange	(428)	70
Other	(54)	43
Total adjustments	(482)	113
EBITDA	(404)	40

APPENDIX C

NON-GAAP RECONCILIATION – CASH PROVIDED BY OPERATING ACTIVITIES TO DCF

	Three months ended March 31,
	2026	2025
(unaudited; millions of Canadian dollars)
Net cash provided by operating activities	2,342	3,053
Adjusted for changes in operating assets and liabilities[1]	1,921	899
	4,263	3,952
Distributions to noncontrolling interests and redeemable noncontrolling interest	(99)	(100)
Preference share dividends	(107)	(102)
Maintenance capital	(218)	(229)
Significant adjusting items:
Other receipts of cash not recognized in revenue	(58)	10
Distributions from equity investments in excess of cumulative earnings[2]	242	188
Other items	(172)	58
DCF	3,851	3,777

1
Changes in operating assets and liabilities, net of recoveries.
2
Presented net of adjusting items.